                                                                    EXHIBIT 21.1


                        MARINE DRILLING COMPANIES, INC.

                         SUBSIDIARIES AND PARTNERSHIPS

                               DECEMBER 31, 1997


                                                   Place of
                                                Incorporation                                             Ownership
       Subsidiary/Partnership                    or Domicile                         Owner               Percentage
------------------------------------------      -------------   -----------------------------------      ----------
Marine Drilling Management Company                  Dover,      Marine Drilling Companies, Inc.             100%
                                                   Delaware
                                                     USA

Marine Drilling International, Inc.                 Dover,      Marine Drilling Management Company          100%
                                                   Delaware
                                                     USA

Marine 300 Series, Inc.                             Dover,      Marine Drilling Companies, Inc.             100%
                                                   Delaware
                                                     USA

Marine Drilling Companies (Norway) ASA             Bergen,      Marine Drilling Companies, Inc.             96.3%
                                                    Norway

Norwegian Drilling Technology AS                   Bergen,      Marine Drilling Companies (Norway) ASA       100%
                                                    Norway